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                        PRELIMINARY TERM SHEET [12/16/05]

                               HEMT Series 2005-5
                                 [$445,050,200]

              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                         U.S. Bank National Association
                                     Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

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                           [445,050,200] (Approximate)

          Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Pricing Information

Offered Certificates (1):

-----------------------------------------------------------------------------------------------------------
                   Approximate                                                               Proposed
                   Certificate                                                  WAL           Ratings
    Class          Balance ($)          Bond Type           Coupon (2)        (Years)   (S&P/Moody's/Fitch)
-----------------------------------------------------------------------------------------------------------
     A-1A        [152,660,000]         Senior/Adj           LIBOR+[ ]%         1.05         AAA/Aaa/AAA
-----------------------------------------------------------------------------------------------------------
     A-1F        [152,660,000]        Senior/Fixed             [ ]%            1.05         AAA/Aaa/AAA
-----------------------------------------------------------------------------------------------------------
     A-2A         [13,930,000]         Senior/Adj           LIBOR+[ ]%         2.60         AAA/Aaa/AAA
-----------------------------------------------------------------------------------------------------------
     A-2F         [20,000,000]        Senior/Fixed             [ ]%            2.60         AAA/Aaa/AAA
-----------------------------------------------------------------------------------------------------------
   A-R (4)            [100]          Senior/Residual       Net Funds Cap        N/A         AAA/---/---
-----------------------------------------------------------------------------------------------------------
   A-RL (4)           [100]          Senior/Residual       Net Funds Cap        N/A         AAA/---/---
-----------------------------------------------------------------------------------------------------------
     M-1          [22,310,000]       Mezzanine/Adj.         LIBOR+[ ]%         4.26         AA+/Aa1/AA+
-----------------------------------------------------------------------------------------------------------
     M-2          [20,930,000]       Mezzanine/Adj.         LIBOR+[ ]%         5.32          AA/Aa2/AA
-----------------------------------------------------------------------------------------------------------
     M-3          [10,580,000]       Mezzanine/Adj.         LIBOR+[ ]%         4.84         AA-/Aa3/AA-
-----------------------------------------------------------------------------------------------------------
     M-4          [10,810,000]       Mezzanine/Adj.         LIBOR+[ ]%         4.56           A+/A1/A+
-----------------------------------------------------------------------------------------------------------
     M-5          [8,970,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.38            A/A2/A
-----------------------------------------------------------------------------------------------------------
     M-6          [7,360,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.27           A-/A3/A-
-----------------------------------------------------------------------------------------------------------
     M-7          [7,360,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.19        BBB+/Baa1/BBB+
-----------------------------------------------------------------------------------------------------------
     M-8          [6,900,000]        Mezzanine/Adj.         LIBOR+[ ]%         4.12         BBB/Baa2/BBB
-----------------------------------------------------------------------------------------------------------
     M-9          [10,580,000]       Mezzanine/Adj.         LIBOR+[ ]%         4.06         NR/Baa3/BBB-
-----------------------------------------------------------------------------------------------------------
    Total        [445,050,200]
-----------------------------------------------------------------------------------------------------------

Non-Offered Certificates (1):

-----------------------------------------------------------------------------------------------------------
                   Approximate                                                               Proposed
                   Certificate                                                  WAL           Ratings
    Class          Balance ($)          Bond Type           Coupon (2)        (Years)   (S&P/Moody's/Fitch)
-----------------------------------------------------------------------------------------------------------
     B-1           [8,050,000]       Subordinate/Adj.       LIBOR+[ ]%         4.00           BB+/Ba1/BB+
-----------------------------------------------------------------------------------------------------------
     X-1               [0]             Subordinate           Variable           N/A               N/A
-----------------------------------------------------------------------------------------------------------
     X-2               [0]          Charged Off Loans         0.00%             N/A               N/A
-----------------------------------------------------------------------------------------------------------
     X-S               [0]           Excess Servicing        Variable           N/A               N/A
-----------------------------------------------------------------------------------------------------------
    P (3)             [100]               Senior          Net Funds Cap         N/A             AAA/NR
-----------------------------------------------------------------------------------------------------------

(1) The collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter. Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2) Coupons on the offered certificates and the Class B-1 Certificates will be subject to a Net Funds Cap as described below.

(3)   Receives the prepayment penalties collected on the mortgage loans.

(4)   Non-economic residual with the tax liabilities of the REMIC.


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SUMMARY TERMS

      Underwriter:            Credit Suisse First Boston LLC.

      Depositor:              Credit  Suisse  First Boston  Mortgage  Securities
                              Corporation.

      Servicers:              Wilshire Credit Corporation  (62.44%),  Ocwen Loan
                              Servicing,   LLC  (37.25%)  and  Select  Portfolio
                              Servicing, Inc. (0.32%).

      Trustee:                U.S. Bank National Association

      Swap Provider:          Credit    Suisse   First   Boston    International
                              ['Aa3'/'P-1' Moody's; 'A+'/'A-1' S&P; 'AA-'/'F-1+'
                              Fitch]

      Credit Risk Manager:    Clayton Fixed Income Services, Inc.

      Cut-off Date:           December 1, 2005 for the initial mortgage loans.

      Deal Settlement:        On or about December 29, 2005.

      Investor Settlement:    On or about December 29, 2005.

      Distribution Dates:     25th day of each  month  (or the  next  succeeding
                              business day), beginning in January 2006.

      Accrual Periods:        With  regard to the  Offered  Certificates,  other
                              than the Class A-R and  Class  A-RL  Certificates,
                              the period commencing on the immediately preceding
                              Distribution  Date  (in  the  case  of  the  first
                              Distribution Date, the closing date) and ending on
                              the  day   immediately   preceding   the   related
                              Distribution  Date.  For the  Class  A-R and Class
                              A-RL, the calendar month preceding the month of that Distribution Date.

      Delay Days:             0 days with  respect to the  Offered  Certificates
                              other   than  the  Class   A-R  and   Class   A-RL
                              Certificates, and 24 days with respect to the Class A-R and Class A-RL Certificates.

      Pricing Prepayment      100%  of the  prepayment  assumption  (the  "PPC")
      Speed:                  describes prepayments starting at 15% CPR in month
                              1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35%
                              CPR thereafter.

      Prefunding Amount:      [TBD]

      Offered Certificates:   The Class  A-1A,  Class A-1F,  Class  A-2A,  Class
                              A-2F, Class A-R, Class A-RL, Class M-1, Class M-2,
                              Class M-3,  Class M-4, Class M-5, Class M-6, Class
                              M-7, Class M-8 and Class M-9 Certificates.

      ERISA Eligibility:      It  is  expected  that  the  Offered  Certificates
                              (other than the Class A-R  Certificates  and Class
                              A-RL  Certificates)  will be ERISA  eligible after
                              the termination of the Supplemental Interest Trust
                              that holds the Swap Agreement. Prior to that time,
                              persons using plan assets may purchase the Offered
                              Certificates    (other    than   the   Class   A-R
                              Certificates  and Class A-RL  Certificates) if the
                              purchase and holding meets the  requirements of an
                              investor-based   class  exemption  issued  by  the
                              Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such certificates.

      SMMEA Treatment:        The  Certificates  will not  constitute  "mortgage
                              related securities" for purposes of SMMEA.

      Taxation:               REMIC.


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      Optional Termination:   10%  optional   clean-up  call  and  5%  mandatory
                              auction.

      Maximum Pool Balance:   The aggregate of the initial  principal balance of
                              the mortgage loans plus the Prefunding Amount.

      Coupon Step-up:         If the optional  clean-up  call is not  exercised,
                              the  pass-through  margin will be increased by (i)
                              the  lesser  of (a) 50  basis  points  and (b) the
                              initial  pass-through  margin with  respect to the
                              Class   A-1A    Certificates    and   Class   A-2A
                              Certificates  and (ii) the  lesser of (x) 50 basis
                              points  and  (y)  half  the  initial  pass-through
                              margin with  respect to the Class M-1,  Class M-2,
                              Class M-3,  Class M-4, Class M-5, Class M-6, Class
                              M-7,   Class   M-8,   Class   M-9  and  Class  B-1
                              Certificates. If the optional clean-up call is not exercised, the pass-through rate on the Class A-1F
                              Certificates and Class A-2F Certificates will increase by 50 basis points.

      Net Funds Cap:          For any Distribution Date, will be the annual rate
                              equal to a fraction,  expressed  as a  percentage,
                              (a) the  numerator  of which is (1) the  amount of
                              interest  which  accrued  on the  mortgage  loans,
                              minus (2) the sum of (i) the  servicing  fee, (ii)
                              the trustee  fee,  (iii) the credit  risk  manager
                              fee,  (iv) any Net Swap  Payment  owed to the Swap
                              Provider and (v) any Swap Termination Payment owed
                              to the Swap  Provider and (b) the  denominator  of
                              which  is  the   product  of  (i)  the   aggregate
                              collateral  balance for the immediately  preceding
                              Distribution  Date (or as of the cut-off  date for
                              the  first   Distribution  Date)  and  any  amount
                              remaining in the Prefunding Account and (ii) (x) in the case of the Class A-1F, Class A-2F, Class
                              A-R and Class A-RL Certificates, 1/12 and (y) in the case of the other Offered Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

      Principal and           Each  servicer  will be  obligated  to  make  cash
      Interest Advancing:     advances  with respect to  delinquent  payments of
                              principal and interest on the related mortgage loans to the extent deemed recoverable.

      Accrued Certificate     For   each   class   of   Certificates,   on   any
      Interest:               Distribution  Date,  shall  equal  the  amount  of
                              interest   accrued  during  the  related  Interest
                              Accrual  Period  on the  related  Class  Principal
                              Balance.

      Interest Carry          For   each   class   of   Certificates,   on   any
      Forward Amount:         Distribution  Date, shall equal the sum of (i) the
                              excess of (x) the Accrued Certificate Interest for
                              such  class  with   respect  to  the   immediately
                              preceding   Distribution   Date  and  any   unpaid
                              Interest Carry Forward Amount from the immediately
                              preceding  Distribution  Date over (y) the  amount
                              actually distributed to such class with respect to
                              interest    on    such    immediately    preceding
                              Distribution Date, and (ii) interest on such excess at the Pass-Through Rate for such class.

      Interest Remittance     For any  Distribution  Date, will equal the sum of
      Amount:                 (i) all interest  collected (other than Payaheads,
                              if applicable) or advanced in respect of Scheduled
                              Payments on the mortgage  loans during the related
                              Collection   Period,   the  interest   portion  of
                              Payaheads  previously  received  and  intended for
                              application in the related  Collection  Period and
                              the interest  portion of all prepayments  received
                              on  the   mortgage   loans   during  the   related
                              Prepayment  Period,  less (x) the Expense Fee with
                              respect   to   such   mortgage   loans   and   (y)
                              unreimbursed Advances and other amounts due to the
                              servicers  or the  trustee  with  respect  to such
                              mortgage  loans,   to  the  extent   allocable  to
                              interest,  (ii) all Compensating  Interest paid by
                              the servicers  with respect to such mortgage loans
                              and  the  related  distribution  date,  (iii)  the
                              portion  of any  Substitution  Amount or  purchase
                              price  paid with  respect to such  mortgage  loans
                              during the calendar  month  immediately  preceding
                              that  distribution  date allocable to interest and
                              (iv) all Net  Liquidation  Proceeds  and any other
                              recoveries   (net   of   unreimbursed    Advances,
                              servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest minus (v) any Net
                              Swap  Payments  owed to the Swap  Provider or Swap
                              Termination  Payments  not due to a Swap  Provider
                              Trigger Event owed to the Swap Provider.


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      Principal Remittance    For any Distribution Date will be equal to the sum
      Amount:                 of  (i)  all  principal   collected   (other  than
                              Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the
                              mortgage  loans,   to  the  extent   allocable  to
                              principal) and the principal portion of Payaheads previously received and intended for application
                              in  the  related  Collection   Period,   (ii)  all
                              principal   prepayments   on  the  mortgage  loans
                              received  during the  related  Prepayment  Period,
                              (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar
                              month  immediately   preceding  that  Distribution
                              Date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (v)
                              all  net   liquidation   proceeds  and  any  other
                              recoveries   (net   of   unreimbursed    Advances,
                              servicing  advances  and  other  expenses,  to the
                              extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (vi) amounts withdrawn from the Swap Account to cover Realized Losses on the mortgage loans incurred during the related Collection Period and (vii) regarding the March 2006 Distribution Date, the amount remaining in
                              the   Prefunding   Account   at  the  end  of  the
                              Prefunding   Period  minus  (viii)  any  Net  Swap
                              Payments   owed  to  the  Swap  Provider  or  Swap
                              Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the Interest Remittance
                              Amount for such Distribution Date and to the extent remaining upaid from any prior Distribution Dates.

      Excess Cashflow         An  amount  equal  to the  lesser  of  (i)  excess
      Loss Payment            cashflow for such  distribution  date and (ii) the
                              aggregate realized losses on the mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Swap Agreement, such amount to be added to the Principal Payment Amount.

      Overcollateralization   For any  Distribution  Date  will be  equal to the
      Release Amount          lesser of (x) the Principal  Remittance Amount for
                              such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount, (b) the
                              Excess Cashflow Loss Payment for such date and (c) any amount received under the Swap Agreement to cover (x) realized losses on the mortgage loans incurred during the related Collection Period and
                              (y) unpaid realized loss amounts, is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (ii) the Targeted Overcollateralization Amount for such date.

      Principal Payment       For any  Distribution  Date  will be  equal to the
      Amount:                 Principal   Remittance   Amount  plus  any  Excess
                              Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

      Swap Agreement:         On the Closing Date, the Trustee will enter into a
                              Swap Agreement (calculation of the Notional Amount
                              is  described  on  page  [12]).   Under  the  Swap
                              Agreement,  (i) the Trust will be obligated to pay
                              to  the  Swap   Provider   an   amount   equal  to
                              approximately [5.10]% per annum (30/360 accrual) of the notional amount for the related period and
                              (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to the product of (a) one-month LIBOR (actual/360 accrual) and
                              (b) the notional amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                              Generally, the Net Swap Payment will be deposited into a Swap Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement and as described on page [12].

                              Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.


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      Credit Enhancement:     1.    Excess cashflow.

                              2. Net Swap Payments received from the Swap Provider (if any).

                              3.    Overcollateralization.

                              4.    Subordination (see table below).

------------------------------------------------------------------------------
                     Expected Initial   Expected Initial     Expected Final
   Class                  Credit         Target Credit       Target Credit
   (Aggregated)       Enhancement(1)     Enhancement(1)      Enhancement(2)
------------------------------------------------------------------------------
   A(3)                  [26.25]%           [30.55]%            [61.10]%
   M-1                   [21.40]%           [25.70]%            [51.40]%
   M-2                   [16.85]%           [21.15]%            [42.30]%
   M-3                   [14.55]%           [18.85]%            [37.70]%
   M-4                   [12.20]%           [16.50]%            [33.00]%
   M-5                   [10.25]%           [14.55]%            [29.10]%
   M-6                   [8.65]%            [12.95]%            [25.90]%
   M-7                   [7.05]%            [11.35]%            [22.70]%
   M-8                   [5.55]%            [9.85]%             [19.70]%
   M-9                   [3.25]%            [7.55]%             [15.10]%
   B-1                   [1.50]%            [5.80]%             [11.60]%
------------------------------------------------------------------------------

                              (1) Prior to stepdown date, based on Maximum Pool Balance.

                              (2) On or after stepdown date, based on current pool balance.

                              (3) Class A includes the Class A-1A, Class A-1F, Class A-2A, Class A-2F, Class A-R and Class A-RL Certificates.

      Overcollateralization:  1.    Before  the  Stepdown   Date,  the  required
                                    overcollateralization  amount  is  initially
                                    [5.80]% of the Maximum Pool Balance.

                              2. On and after the Stepdown Date, the required overcollateralization amount is [11.60]% of the outstanding pool balance (subject to a Trigger Event).

                              3. The required overcollateralization amount is subject to a floor of [0.50]% of the Maximum Pool Balance.

                              4. On and after the Stepdown Date, if a Trigger Event is in effect, the required overcollateralization amount is the same as
                                    the      prior       period's       required
                                    Overcollateralization Amount.

      Senior Enhancement      With  respect  to  any   Distribution   Date,  the
      Percentage:             percentage obtained by dividing (x) the sum of (i)
                              the aggregate Class Principal Balance of the Class
                              M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
                              Class  M-6,  Class M-7,  Class M-8,  Class M-9 and
                              Class    B-1    Certificates    and    (ii)    the
                              overcollateralization amount, in each case after giving effect to payments on such Distribution
                              Date, by (y) the aggregate pool balance for such Distribution Date.

      Stepdown Date:          The later to occur of (i) the Distribution Date in
                              January 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such Distribution Date) is greater than or equal to [61.10]%.

      Trigger Event:          A  Trigger   Event  will  be  in  effect  for  any
                              Distribution Date if (a) the Delinquency Rates for
                              each of the three (or one and two,  in the case of
                              the   first   and   second   Distribution   Dates,
                              respectively) immediately preceding months equals or exceeds [13.00]% of the Senior Enhancement
                              Percentage for such Distribution Date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that Distribution Date as specified below:

Distribution Date                   Percentage of Maximum Pool Balance
-----------------                   ----------------------------------
January 2006 - December 2008        N/A

January 2009 - December 2009        4.30%   for  the   first   month,   plus  an
                                      additional 1/12th of 2.40% for each month thereafter.

January 2010 - December 2010        6.70%   for  the   first   month,   plus  an
                                      additional 1/12th of 1.90% for each month thereafter.

January 2011 - December 2011        8.60%   for  the   first   month,   plus  an
                                      additional 1/12th of 0.95% for each month thereafter.

January 2012 and thereafter         9.55%

      Registration:           The Offered  Certificates other than the Class A-R
                              Certificates and Class A-RL  Certificates  will be
                              available   in   book-entry   form   through  DTC,
                              Clearstream, Luxembourg and Euroclear.


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      Source for Calculation  Telerate Page 3750.
      of One-Month LIBOR:

      Distributions to
      Certificate holders:    I.    The  Interest   Remittance  Amount  will  be
                                    distributed on each Distribution Date as follows:

                                    1.  to  the  Class  X-S  Certificates,   the
                                        aggregate excess servicing fee for such Distribution Date;

                                    2.  Concurrently  to the  Class  A-R,  Class
                                        A-RL,  Class  A-1A,  Class  A-1F,  Class
                                        A-2A,    Class    A-2F   and   Class   P
                                        Certificates,     Accrued    Certificate
                                        Interest and any Interest  Carry Forward
                                        Amounts for such Classes, pro rata;

                                    3.  to the Class M-1  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    4.  to the Class M-2  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    5.  to the Class M-3  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    6.  to the Class M-4  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    7.  to the Class M-5  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    8.  to the Class M-6  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    9.  to the Class M-7  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    10. to the Class M-8  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    11. to the Class M-9  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class;

                                    12. to the Class B-1  Certificates,  Accrued
                                        Certificate  Interest  and any  Interest
                                        Carry Forward Amount for such Class; and

                                    13. for   application  as  part  of  Monthly
                                        Excess  Cashflow  for such  Distribution
                                        Date.

                              II. Collections of principal before the Stepdown Date, or during a Trigger Event, will be allocated in the following priority:

                                    1.  on the  Distribution  Date in March 2011
                                        or   thereafter,    to   the   Class   P
                                        Certificates  until the Class  Principal
                                        Balances of such class has been reduced to zero.

                                    2.  to the  Class A-R  Certificates  and the
                                        Class A-RL Certificates, concurrently on
                                        a  pro  rata   basis,   based  on  their
                                        respective  Class  Principal   Balances,
                                        until  the  Class   Principal   Balances
                                        thereof have been  reduced to zero,  and
                                        then  sequentially,  as follows:  (a) to
                                        the Class  A-1A  Certificates  and Class
                                        A-1F  Certificates,  concurrently  on  a
                                        pro-rata    basis,    based   on   their
                                        respective  Class  Principal   Balances,
                                        until  the  Class   Principal   Balances
                                        thereof have been  reduced to zero,  and
                                        then (b) to the Class A-2A  Certificates
                                        and     Class     A-2F     Certificates,
                                        concurrently on a pro-rata basis,  based
                                        on  their   respective  Class  Principal
                                        Balances,   until  the  Class  Principal
                                        Balances thereof have been reduced to zero.

                                    3. to the Class M-1 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    4. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    5. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    6. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    7. to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    8. to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    9. to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;

                                    10. to the Class M-8 Certificates  until the
                                        Class Principal Balance of such class has been reduced to zero;

                                    11. to the Class M-9 Certificates  until the
                                        Class Principal Balance of such class has been reduced to zero;

                                    12. to the Class B-1 Certificates  until the
                                        Class Principal Balance of such class has been reduced to zero; and

                                    13. for   application  as  part  of  Monthly
                                        Excess  Cashflow  for such  Distribution
                                        Date.

                              III. Collections of principal on and after the Stepdown Date and assuming no Trigger Event is in effect will be allocated in the following priority:

                                    1. commencing on the Distribution Date in [March 2011] or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.


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                                    2.  Distributed  sequentially,  as  follows:
                                        (a) to the Class A-1A  Certificates  and
                                        Class A-1F Certificates, concurrently on
                                        a   pro-rata   basis,   based  on  their
                                        respective  Class  Principal   Balances,
                                        until  the  Class   Principal   Balances
                                        thereof have been  reduced to zero,  and
                                        then (b) to the Class A-2A  Certificates
                                        and     Class     A-2F     Certificates,
                                        concurrently on a pro-rata basis,  based
                                        on  their   respective  Class  Principal
                                        Balances,   until  the  Class  Principal
                                        Balances  thereof  have been  reduced to
                                        zero  in  accordance   with  the  Target
                                        Credit  Enhancement  percentage  for the
                                        Class A Certificates.

                                    3.  to  the  Class  M-1   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-1
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    4.  to  the  Class  M-2   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-2
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    5.  to  the  Class  M-3   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-3
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    6.  to  the  Class  M-4   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-4
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    7.  to  the  Class  M-5   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-5
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    8.  to  the  Class  M-6   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-6
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    9.  to  the  Class  M-7   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-7
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    10. to  the  Class  M-8   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-8
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    11. to  the  Class  M-9   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class M-8
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero;

                                    12. to  the  Class  B-1   Certificates,   in
                                        accordance   with  the   Target   Credit
                                        Enhancement percentage for the Class B-1
                                        Certificates,  until the Class Principal
                                        Balance of such class has been reduced to zero; and

                                    13. for   application  as  part  of  Monthly
                                        Excess  Cashflow  for such  Distribution
                                        Date.

                              IV. Any amount distributed to clause (13) in clauses I, II and III above shall be
                                    distributed  to  the   certificates  in  the
                                    following order of priority:

                                    1.  an   amount   equal  to  the   aggregate
                                        realized losses on the mortgage loans incurred during the related collection period, such amount to be added to the Principal Payment Amount and distributed as set forth above in clauses II and III.

                                    2. for the first Distribution Date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates.

                                    3. a) Prior to the Stepdown Date or if a Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause II above; or

                                        b)  On  or  after  the  Stepdown   Date,
                                        provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;

                                    4.  to  the  Class  M-1  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    5.  to  the  Class  M-2  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    6.  to  the  Class  M-3  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    7.  to  the  Class  M-4  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    8.  to  the  Class  M-5  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    9.  to  the  Class  M-6  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    10. to  the  Class  M-7  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    11. to  the  Class  M-8  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    12. to  the  Class  M-9  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;


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                                    13. to  the  Class  B-1  Certificates,   any
                                        unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

                                    14. to the Class A-1A Certificates and Class
                                        A-2A Certificates, pro rata based on amounts due, any applicable basis risk shortfall for each such Class, to the extent not paid from amounts on deposit in the Swap Account;

                                    15. to  the  Class  M-1  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    16. to  the  Class  M-2  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    17. to  the  Class  M-3  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    18. to  the  Class  M-4  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    19. to  the  Class  M-5  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    20. to  the  Class  M-6  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    21. to  the  Class  M-7  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    22. to  the  Class  M-8  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    23. to  the  Class  M-9  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    24. to  the  Class  B-1  Certificates,   any
                                        applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                                    25. to the Swap Provider,  the amount of any
                                        Swap Termination  Payment resulting from
                                        a  Swap   Provider   Trigger  Event  not
                                        previously paid;

                                    26. to  the  Class  X-1  Certificates,   the
                                        amount distributable thereon pursuant to the pooling and servicing agreement; and

                                    27. to the Class A-R  Certificates and Class
                                        A-RL Certificates, any remaining amount.
                                        It is not  anticipated  that any amounts
                                        will be  distributed  to the  Class  A-R
                                        Certificates    and   the   Class   A-RL
                                        Certificates under this clause (27).


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Swap Agreement

      The Swap Agreement Lower Bound and Upper Bound amounts are shown on the following page. The Swap Agreement notional amount is determined as follows:

            1) if the aggregate collateral balance for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the aggregate collateral balance for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2F Certificates for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date).

            2) if the aggregate collateral balance for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be the difference between (i) the Lower Bound and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2F Certificates for the immediately preceding
                  Distribution Date (or as of the cut-off date for the first Distribution Date).

            3) if the aggregate collateral balance for the immediately preceding Distribution Date (or as of the cut-off date for the first Distribution Date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be the difference between (i) the Upper Bound and (ii) the aggregate Class Principal Balance of the Class A-1F Certificates and Class A-2F Certificates for the immediately preceding
                  Distribution Date (or as of the cut-off date for the first Distribution Date).

      Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.10%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.


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--------------------------------------------------------------------------------
Period     Payment Date     Lower Bound         Upper Bound     Fixed Payer Rate
--------------------------------------------------------------------------------
   1        25-Jan-06      460,000,000.00     460,000,000.00         5.10%
--------------------------------------------------------------------------------
   2        25-Feb-06      439,685,647.46     451,040,213.27         5.10%
--------------------------------------------------------------------------------
   3        25-Mar-06      418,809,495.29     441,622,283.29         5.10%
--------------------------------------------------------------------------------
   4        25-Apr-06      397,372,637.02     431,725,076.28         5.10%
--------------------------------------------------------------------------------
   5        25-May-06      375,442,063.95     421,373,662.73         5.10%
--------------------------------------------------------------------------------
   6        25-Jun-06      353,088,251.45     410,589,633.98         5.10%
--------------------------------------------------------------------------------
   7        25-Jul-06      330,402,410.72     399,400,875.75         5.10%
--------------------------------------------------------------------------------
   8        25-Aug-06      307,494,652.31     387,841,196.25         5.10%
--------------------------------------------------------------------------------
   9        25-Sep-06      284,474,017.32     375,940,627.12         5.10%
--------------------------------------------------------------------------------
  10        25-Oct-06      263,145,527.33     364,363,774.13         5.10%
--------------------------------------------------------------------------------
  11        25-Nov-06      243,387,016.44     353,102,993.41         5.10%
--------------------------------------------------------------------------------
  12        25-Dec-06      225,086,217.24     342,152,581.72         5.10%
--------------------------------------------------------------------------------
  13        25-Jan-07      208,136,618.84     331,503,873.85         5.10%
--------------------------------------------------------------------------------
  14        25-Feb-07      192,440,227.92     321,149,631.37         5.10%
--------------------------------------------------------------------------------
  15        25-Mar-07      177,907,012.31     311,084,395.16         5.10%
--------------------------------------------------------------------------------
  16        25-Apr-07      164,451,603.49     301,300,008.27         5.10%
--------------------------------------------------------------------------------
  17        25-May-07      151,995,481.38     291,789,626.22         5.10%
--------------------------------------------------------------------------------
  18        25-Jun-07      140,466,448.37     282,547,878.58         5.10%
--------------------------------------------------------------------------------
  19        25-Jul-07      129,796,236.94     273,567,256.53         5.10%
--------------------------------------------------------------------------------
  20        25-Aug-07      119,922,064.82     264,841,454.71         5.10%
--------------------------------------------------------------------------------
  21        25-Sep-07      110,786,081.38     256,365,198.79         5.10%
--------------------------------------------------------------------------------
  22        25-Oct-07      102,333,686.60     248,131,434.06         5.10%
--------------------------------------------------------------------------------
  23        25-Nov-07      94,514,681.12      240,134,209.72         5.10%
--------------------------------------------------------------------------------
  24        25-Dec-07      87,283,786.05      232,371,215.64         5.10%
--------------------------------------------------------------------------------
  25        25-Jan-08      80,598,038.25      224,838,149.00         5.10%
--------------------------------------------------------------------------------
  26        25-Feb-08      74,416,948.10      217,528,892.47         5.10%
--------------------------------------------------------------------------------
  27        25-Mar-08      68,702,988.18      210,437,471.47         5.10%
--------------------------------------------------------------------------------
  28        25-Apr-08      63,421,665.70      203,558,906.08         5.10%
--------------------------------------------------------------------------------
  29        25-May-08      58,540,422.96      196,886,589.11         5.10%
--------------------------------------------------------------------------------
  30        25-Jun-08      54,029,402.85      190,414,959.53         5.10%
--------------------------------------------------------------------------------
  31        25-Jul-08      49,861,168.53      184,139,364.30         5.10%
--------------------------------------------------------------------------------
  32        25-Aug-08      46,009,832.98      178,053,675.98         5.10%
--------------------------------------------------------------------------------
  33        25-Sep-08            0            172,167,998.93         5.10%
--------------------------------------------------------------------------------
  34        25-Oct-08            0            166,475,786.33         5.10%
--------------------------------------------------------------------------------
  35        25-Nov-08            0            160,970,705.04         5.10%
--------------------------------------------------------------------------------
  36        25-Dec-08            0            155,646,628.59         5.10%
--------------------------------------------------------------------------------
  37        25-Jan-09            0            150,497,630.47         5.10%
--------------------------------------------------------------------------------
  38        25-Feb-09            0            145,517,977.64         5.10%
--------------------------------------------------------------------------------
  39        25-Mar-09            0            140,702,124.17         5.10%
--------------------------------------------------------------------------------
  40        25-Apr-09            0            136,044,705.22         5.10%
--------------------------------------------------------------------------------
  41        25-May-09            0            131,540,531.08         5.10%
--------------------------------------------------------------------------------
  42        25-Jun-09            0            127,184,581.52         5.10%
--------------------------------------------------------------------------------


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      Swap Payments           Funds payable under the Swap Agreement (i.e., Swap
                              Payment   from   either  the  trust  or  the  Swap
                              Provider) will be deposited into the Swap Account.

                              Funds payable under the Swap Agreement in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under "Distributions to Certificate holders" (page 7)) on each Distribution Date in the following order of priority:

                                    1.  To  the  Swap  Provider,  any  Net  Swap
                                        Payment owed for such Distribution Date;
                                        and

                                    2.  To   the   Swap   Provider,   any   Swap
                                        Termination  Payment  not  due to a Swap
                                        Provider Trigger Event.

                              Funds payable under the Swap Agreement in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                1. To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related Collection Period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under
                                    Section  IV  (page  8) on such  Distribution
                                    Date;

                                2. To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any unpaid realized loss amounts, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such Distribution Date; and

                                3. To pay sequentially, (i) Class A-1A Certificates and Class A-2A Certificates, on a pro-rata basis, and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable basis risk shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under
                                    Section  IV  (page  8) on such  Distribution
                                    Date.

                              Any amounts paid under the Swap Agreement not used to cover realized losses on the mortgage loans, to pay unpaid realized loss amounts or related basis risk shortfalls will remain on deposit in the Swap Account and will be available on future distribution dates to make the payments described in 1. through 3. above. On the Distribution Date on which the aggregate principal balance of the Certificates is reduced to zero, any amounts remaining in the Swap Account will be distributed to the Class X-1 Certificates.

      Swap Provider           If the Swap Provider's ratings fall below:
      Downgrade Provisions:

                                    o a short-term credit rating of "A-1" by Standard & Poor's; or

                                    o a short-term credit rating of "P-1" and long-term credit rating of "A-1" by Moody's;

                              The Swap Provider is required, at it's cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:

                                    o furnishing a guarantee from a guarantor rated greater than or equal to "A+" by Standard & Poor's and "Aa3" by Moody's;

                                    o post collateral according to the terms of the Swap Agreement; or

                                    o replacing the Swap Provider with a party that has a rating greater than or equal to "A+" by Standard & Poor's and "A-1" and "P-1" by Moody's.

      Replacement of a Swap If the credit ratings of the Swap Provider are Agreement following downgraded to a rating level below "BBB-" by
      Termination:            Standard  & Poor's,  "A-3" or "P-2" by  Moody's or
                              "A" or "F-1" by Fitch, then the Swap Provider must, in a manner satisfactory to the Rating
                              Agencies in order to confirm that the ratings on the Certificates will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the pooling and servicing agreement.


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 Bond Summary (Assumes no losses, 1-month LIBOR at 4.369, 1-year LIBOR at 5.86,
 100% PPC and business day convention ignored, Actual/360 day count convention)

To Call
Class A-1A           50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          2.32        1.47        1.05        0.69        0.50
--------------------------------------------------------------------------------
First Pay            Jan-06      Jan-06      Jan-06      Jan-06      Jan-06
--------------------------------------------------------------------------------
Last Pay             Apr-14      Jun-11      May-08      Jun-07      Jan-07
--------------------------------------------------------------------------------

Class A-1F           50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          2.32        1.47        1.05        0.69        0.50
--------------------------------------------------------------------------------
First Pay            Jan-06      Jan-06      Jan-06      Jan-06      Jan-06
--------------------------------------------------------------------------------
Last Pay             Apr-14      Jun-11      May-08      Jun-07      Jan-07
--------------------------------------------------------------------------------

Class A-2A           50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life         10.54        6.95        2.60        1.60        1.12
--------------------------------------------------------------------------------
First Pay            Apr-14      Jun-11      May-08      Jun-07      Jan-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      Oct-08      Sep-07      Mar-07
--------------------------------------------------------------------------------

Class A-2F           50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life         10.54        6.95        2.60        1.60        1.12
--------------------------------------------------------------------------------
First Pay            Apr-14      Jun-11      May-08      Jun-07      Jan-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      Oct-08      Sep-07      Mar-07
--------------------------------------------------------------------------------

Class M-1            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.34        4.26        1.86        1.28
--------------------------------------------------------------------------------
First Pay            Jul-09      Nov-09      Oct-08      Sep-07      Mar-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Dec-07      Apr-07
--------------------------------------------------------------------------------

Class M-2            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.18        5.32        2.10        1.44
--------------------------------------------------------------------------------
First Pay            Jul-09      Aug-09      Nov-10      Dec-07      Apr-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Mar-08      Jun-07
--------------------------------------------------------------------------------

Class M-3            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.11        4.84        2.31        1.57
--------------------------------------------------------------------------------
First Pay            Jul-09      Jun-09      May-10      Mar-08      Jun-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      May-08      Aug-07
--------------------------------------------------------------------------------

Class M-4            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.08        4.56        2.47        1.68
--------------------------------------------------------------------------------
First Pay            Jul-09      May-09      Jan-10      May-08      Aug-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Jul-08      Sep-07
--------------------------------------------------------------------------------

Class M-5            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.06        4.38        2.65        1.78
--------------------------------------------------------------------------------
First Pay            Jul-09      Apr-09      Nov-09      Jul-08      Sep-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Sep-08      Oct-07
--------------------------------------------------------------------------------

Class M-6            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.04        4.27        2.81        1.88
--------------------------------------------------------------------------------
First Pay            Jul-09      Apr-09      Sep-09      Sep-08      Oct-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Nov-08      Nov-07
--------------------------------------------------------------------------------

Class M-7            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.03        4.19        3.00        1.99
--------------------------------------------------------------------------------
First Pay            Jul-09      Mar-09      Jul-09      Nov-08      Nov-07
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Mar-09      Jan-08
--------------------------------------------------------------------------------

Class M-8            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.02        4.12        3.24        2.07
--------------------------------------------------------------------------------
First Pay            Jul-09      Mar-09      Jun-09      Mar-09      Jan-08
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Mar-09      Jan-08
--------------------------------------------------------------------------------


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Class M-9            50 PPC      75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life          7.47        5.01        4.06        3.24        2.07
--------------------------------------------------------------------------------
First Pay            Jul-09      Feb-09      Apr-09      Mar-09      Jan-08
--------------------------------------------------------------------------------
Last Pay             Apr-17      Jun-13      May-11      Mar-09      Jan-08
--------------------------------------------------------------------------------

To Maturity
Class A-1A        50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       2.32         1.47        1.05        0.69         0.50
--------------------------------------------------------------------------------
First Pay         Jan-06       Jan-06      Jan-06      Jan-06       Jan-06
--------------------------------------------------------------------------------
Last Pay          Apr-14       Jun-11      May-08      Jun-07       Jan-07
--------------------------------------------------------------------------------

Class A-1F        50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       2.32         1.47        1.05        0.69         0.50
--------------------------------------------------------------------------------
First Pay         Jan-06       Jan-06      Jan-06      Jan-06       Jan-06
--------------------------------------------------------------------------------
Last Pay          Apr-14       Jun-11      May-08      Jun-07       Jan-07
--------------------------------------------------------------------------------

Class A-2A        50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       11.91        8.41        2.60        1.60         1.12
--------------------------------------------------------------------------------
First Pay         Apr-14       Jun-11      May-08      Jun-07       Jan-07
--------------------------------------------------------------------------------
Last Pay          Jan-23       Dec-20      Oct-08      Sep-07       Mar-07
--------------------------------------------------------------------------------

Class A-2F        50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       11.91        8.41        2.60        1.60         1.12
--------------------------------------------------------------------------------
First Pay         Apr-14       Jun-11      May-08      Jun-07       Jan-07
--------------------------------------------------------------------------------
Last Pay          Jan-23       Dec-20      Oct-08      Sep-07       Mar-07
--------------------------------------------------------------------------------

Class M-1         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.98         5.88        6.05        1.86         1.28
--------------------------------------------------------------------------------
First Pay         Jul-09       Nov-09      Oct-08      Sep-07       Mar-07
--------------------------------------------------------------------------------
Last Pay          Jun-22       Sep-20      Jan-18      Dec-07       Apr-07
--------------------------------------------------------------------------------

Class M-2         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.96         5.71        6.03        2.10         1.44
--------------------------------------------------------------------------------
First Pay         Jul-09       Aug-09      Nov-10      Dec-07       Apr-07
--------------------------------------------------------------------------------
Last Pay          Sep-21       Mar-20      Jul-16      Mar-08       Jun-07
--------------------------------------------------------------------------------

Class M-3         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.63        5.23        2.31         1.57
--------------------------------------------------------------------------------
First Pay         Jul-09       Jun-09      May-10      Mar-08       Jun-07
--------------------------------------------------------------------------------
Last Pay          Dec-20       Aug-19      Feb-16      May-08       Aug-07
--------------------------------------------------------------------------------

Class M-4         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.59        4.94        2.47         1.68
--------------------------------------------------------------------------------
First Pay         Jul-09       May-09      Jan-10      May-08       Aug-07
--------------------------------------------------------------------------------
Last Pay          Dec-20       Apr-19      Nov-15      Jul-08       Sep-07
--------------------------------------------------------------------------------

Class M-5         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.57        4.76        2.65         1.78
--------------------------------------------------------------------------------
First Pay         Jul-09       Apr-09      Nov-09      Jul-08       Sep-07
--------------------------------------------------------------------------------
Last Pay          Dec-20       Nov-18      Aug-15      Sep-08       Oct-07
--------------------------------------------------------------------------------

Class M-6         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.54        4.63        2.81         1.88
--------------------------------------------------------------------------------
First Pay         Jul-09       Apr-09      Sep-09      Sep-08       Oct-07
--------------------------------------------------------------------------------
Last Pay          Dec-20       Oct-18      Apr-15      Nov-08       Nov-07
--------------------------------------------------------------------------------

Class M-7         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.51        4.55        3.60         1.99
--------------------------------------------------------------------------------
First Pay         Jul-09       Mar-09      Jul-09      Nov-08       Nov-07
--------------------------------------------------------------------------------
Last Pay          Dec-20       Jun-18      Jan-15      Feb-13       Jan-08
--------------------------------------------------------------------------------


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Class M-8         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.49        4.46        5.79         2.11
--------------------------------------------------------------------------------
First Pay         Jul-09       Mar-09      Jun-09      Mar-11       Jan-08
--------------------------------------------------------------------------------
Last Pay          Dec-20       Feb-18      Oct-14      Aug-12       Feb-08
--------------------------------------------------------------------------------

Class M-9         50 PPC       75 PPC      100 PPC     150 PPC     200 PPC
--------------------------------------------------------------------------------
Average Life       7.95         5.44        4.38        4.66         2.28
--------------------------------------------------------------------------------
First Pay         Jul-09       Feb-09      Apr-09      Mar-10       Feb-08
--------------------------------------------------------------------------------
Last Pay          Dec-20       Aug-17      Jun-14      Mar-11       May-08
--------------------------------------------------------------------------------


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Net Funds Cap (Assumes no losses, 1-month LIBOR at 9.369, 1-year LIBOR at 9.86,
 100% PPC and business day convention ignored, Actual/360 day count convention)

--------------------------------------------------------------------------------
  Period    Net Funds Cap   Period    Net Funds Cap   Period    Net Funds Cap
--------------------------------------------------------------------------------
    1          10.919%        41         9.815%         81         9.732%
    2           9.507%        42         9.499%         82         10.057%
    3          10.524%        43         9.815%         83         9.732%
    4           9.503%        44         9.499%         84         10.057%
    5           9.819%        45         9.498%         85         9.732%
    6           9.501%        46         9.815%         86         9.732%
    7           9.817%        47         9.498%         87         10.775%
    8           9.500%        48         9.815%         88         9.732%
    9           9.500%        49         9.498%         89         10.056%
    10          9.817%        50         9.498%         90         9.732%
    11          9.500%        51         10.516%        91         10.056%
    12          9.817%        52         9.498%         92         9.732%
    13          9.500%        53         9.815%         93         9.732%
    14          9.500%        54         9.498%         94         10.056%
    15         10.518%        55         9.814%         95         9.731%
    16          9.500%        56         9.734%         96         10.056%
    17          9.816%        57         9.734%         97         9.731%
    18          9.500%        58         10.058%        98         9.731%
    19          9.816%        59         9.734%         99         10.774%
    20          9.500%        60         10.058%        100        9.731%
    21          9.500%        61         9.733%         101        10.055%
    22          9.816%        62         9.733%         102        9.731%
    23          9.500%        63         10.776%        103        10.055%
    24          9.816%        64         9.733%         104        9.731%
    25          9.499%        65         10.058%        105        9.731%
    26          9.499%        66         9.733%         106        10.055%
    27         10.154%        67         10.058%        107        9.730%
    28          9.499%        68         9.733%         108        10.055%
    29          9.816%        69         9.733%         109        9.730%
    30          9.499%        70         10.058%        110        9.730%
    31          9.816%        71         9.733%         111        10.772%
    32          9.499%        72         10.057%        112        9.730%
    33          9.499%        73         9.733%         113        10.054%
    34          9.816%        74         9.733%         114        9.730%
    35          9.499%        75         10.404%        115        10.054%
    36          9.816%        76         9.733%         116        9.729%
    37          9.499%        77         10.057%        117        9.729%
    38          9.499%        78         9.733%         118        10.053%
    39         10.517%        79         10.057%        119        9.729%
    40          9.499%        80         9.733%         120        10.053%
--------------------------------------------------------------------------------


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      Excess Spread (Assumes no losses, approximated forward LIBOR as shown below, 1-month LIBOR to 1 year LIBOR spread is assumed to be a constant 49.1 bps, 100% PPC and business day convention ignored)

------------------------------------------------------------------------------------------------------------------------------------
     Period    Forward LIBOR   Excess Spread   Period    Forward LIBOR   Excess Spread   Period    Forward LIBOR   Excess Spread
------------------------------------------------------------------------------------------------------------------------------------
       1           4.37%           5.12%         41          4.91%           4.18%         81          5.09%           4.06%
       2           4.49%           4.39%         42          4.92%           4.25%         82          5.09%           4.24%
       3           4.56%           4.43%         43          4.93%           4.50%         83          5.10%           4.05%
       4           4.66%           4.41%         44          4.94%           4.37%         84          5.10%           4.23%
       5           4.77%           4.43%         45          4.95%           4.39%         85          5.11%           4.05%
       6           4.85%           4.43%         46          4.96%           4.58%         86          5.11%           4.04%
       7           4.82%           4.45%         47          4.97%           4.40%         87          5.11%           4.59%
       8           4.86%           4.46%         48          4.98%           4.57%         88          5.12%           4.04%
       9           4.87%           4.47%         49          4.98%           4.39%         89          5.12%           4.26%
       10          4.80%           4.49%         50          4.99%           4.39%         90          5.13%           4.11%
       11          4.82%           4.50%         51          5.00%           4.91%         91          5.13%           4.34%
       12          4.84%           4.52%         52          5.00%           4.39%         92          5.14%           4.20%
       13          4.85%           4.53%         53          5.01%           4.56%         93          5.14%           4.25%
       14          4.87%           4.55%         54          5.01%           4.39%         94          5.14%           4.47%
       15          4.89%           4.58%         55          5.01%           4.56%         95          5.15%           4.35%
       16          4.90%           4.58%         56          5.02%           4.38%         96          5.15%           4.57%
       17          4.91%           4.60%         57          5.02%           4.38%         97          5.16%           4.45%
       18          4.92%           4.59%         58          5.02%           4.55%         98          5.16%           4.50%
       19          4.93%           4.59%         59          5.02%           4.38%         99          5.17%           5.07%
       20          4.94%           4.59%         60          5.02%           4.55%        100          5.17%           4.62%
       21          4.94%           4.59%         61          5.02%           4.38%        101          5.18%           4.85%
       22          4.94%           4.59%         62          5.02%           4.38%        102          5.18%           4.75%
       23          4.93%           4.58%         63          5.02%           4.90%        103          5.19%           4.97%
       24          4.92%           4.58%         64          5.02%           4.38%        104          5.19%           4.87%
       25          4.91%           4.58%         65          5.02%           4.55%        105          5.19%           4.94%
       26          4.89%           4.57%         66          5.02%           4.11%        106          5.20%           5.16%
       27          4.88%           4.58%         67          5.02%           4.29%        107          5.20%           5.07%
       28          4.87%           4.56%         68          5.03%           4.11%        108          5.20%           5.29%
       29          4.86%           4.56%         69          5.03%           4.10%        109          5.21%           5.21%
       30          4.85%           4.56%         70          5.03%           4.28%        110          5.21%           5.27%
       31          4.84%           4.57%         71          5.04%           4.10%        111          5.22%           5.77%
       32          4.83%           4.57%         72          5.04%           4.28%        112          5.22%           5.40%
       33          4.83%           4.58%         73          5.05%           4.09%        113          5.23%           5.61%
       34          4.83%           4.59%         74          5.05%           4.09%        114          5.23%           5.53%
       35          4.84%           4.60%         75          5.06%           4.45%        115          5.24%           5.74%
       36          4.84%           4.62%         76          5.06%           4.08%        116          5.25%           5.68%
       37          4.86%           4.63%         77          5.07%           4.25%        117          5.25%           5.76%
       38          4.87%           4.44%         78          5.08%           4.07%        118          5.26%           5.96%
       39          4.88%           4.29%         79          5.08%           4.25%        119          5.27%           5.91%
       40          4.90%           4.07%         80          5.09%           4.06%        120          5.28%           6.12%
------------------------------------------------------------------------------------------------------------------------------------


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Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every Distribution Date, no stepdown, 6 month lag, and 100% servicer advances.

       ---------------------------------------------------------------
         Class     Breakeven CDR      Collateral Cum Loss       WAL
       ---------------------------------------------------------------
          M-1          15.5%                29.18%              6.16
          M-2          12.7%                24.90%              6.72
          M-3          11.3%                22.63%              7.84
          M-4          10.0%                20.43%              8.19
          M-5           8.9%                18.50%              8.60
          M-6           8.0%                16.86%              9.02
          M-7           7.1%                15.19%              9.24
          M-8           6.3%                13.65%              9.77
          M-9           5.1%                11.27%              9.33
       ---------------------------------------------------------------


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Statistical Collateral Summary - Total Pool

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 12/1/05 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

------------------------------------------------------------------------------------------------------
Total Number of Loans                                  9,479
Total Outstanding Loan Balance             $  427,251,770.08                 Min                   Max
Average Balance                            $       45,073.51          $    35.13        $   398,969.15

Weighted Average Combined LTV                          93.50               11.65                100.00
Weighted Average Coupon                               10.36%               5.88%                16.50%
Weighted Average FICO (Non-Zero)                         676

Weighted Average Age (Months)                              9

% Prepayment Penalties                                 41.81
% Balloons                                            72.02%
% Second Liens                                        99.99%
% Fixed Rate                                          93.80%
% Adjustable Rate                                      6.20%
------------------------------------------------------------------------------------------------------

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
Principal Balance at                 of            Scheduled      Scheduled    Average    Average     Average    % Owner
Origination                       Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00                  2,572      $ 46,009,410.24          10.77        650      87.19       11.11      81.71
25,000.01 - 50,000.00             3,949      $141,026,485.52          33.01        669      93.34       10.40      88.37
50,000.01 - 75,000.00             1,721      $104,885,856.60          24.55        680      95.49       10.24      93.06
75,000.01 - 100,000.00              681      $ 58,761,339.67          13.75        684      95.54       10.30      92.91
100,000.01 - 125,000.00             291      $ 32,398,767.25           7.58        693      96.80       10.12      93.05
125,000.01 - 150,000.00             159      $ 21,769,272.65           5.10        685      94.59       10.27      91.70
150,000.01 - 175,000.00              32      $  5,038,135.56           1.18        704      93.03        9.96      93.50
175,000.01 - 200,000.00              37      $  7,039,736.73           1.65        704      88.68       10.11      91.63
200,000.01 - 225,000.00               6      $  1,254,631.51           0.29        684      83.00       10.33      65.83
225,000.01 - 250,000.00              12      $  2,955,949.88           0.69        731      88.89        8.70     100.00
250,000.01 - 275,000.00               4      $  1,048,918.96           0.25        683      77.58        9.06     100.00
275,000.01 - 300,000.00               3      $    850,023.42           0.20        699      86.71        9.25      67.40
300,000.01 - 325,000.00               4      $  1,260,312.07           0.29        642      83.66        9.06     100.00
325,000.01 - 350,000.00               3      $  1,027,094.11           0.24        720      84.24        9.50      65.92
350,000.01 - 375,000.00               1      $    360,196.36           0.08        708      80.00       10.25     100.00
375,000.01 - 400,000.00               4      $  1,565,639.55           0.37        670      73.04       11.04     100.00
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

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
                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Scheduled Balance                 Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00                  2,678      $ 48,375,569.70          11.32        650      86.64       11.13      82.48
25,000.01 - 50,000.00             3,866      $139,632,932.66          32.68        670      93.48       10.38      88.26
50,000.01 - 75,000.00             1,713      $104,766,305.00          24.52        680      95.46       10.23      93.04
75,000.01 - 100,000.00              671      $ 58,231,842.54          13.63        685      95.89       10.29      92.94
100,000.01 - 125,000.00             287      $ 32,094,872.06           7.51        693      96.98       10.12      92.99
125,000.01 - 150,000.00             160      $ 21,919,062.47           5.13        685      94.59       10.27      91.76
150,000.01 - 175,000.00              33      $  5,367,089.33           1.26        702      89.89       10.05      93.90
175,000.01 - 200,000.00              35      $  6,732,800.09           1.58        704      90.09       10.12      91.25
200,000.01 - 225,000.00               5      $  1,063,161.88           0.25        690      86.64       10.05      59.68
225,000.01 - 250,000.00              13      $  3,205,698.08           0.75        726      89.30        9.00     100.00
250,000.01 - 275,000.00               3      $    799,170.76           0.19        691      72.38        7.94     100.00
275,000.01 - 300,000.00               3      $    850,023.42           0.20        699      86.71        9.25      67.40
300,000.01 - 325,000.00               4      $  1,260,312.07           0.29        642      83.66        9.06     100.00
325,000.01 - 350,000.00               3      $  1,027,094.11           0.24        720      84.24        9.50      65.92
350,000.01 - 375,000.00               1      $    360,196.36           0.08        708      80.00       10.25     100.00
375,000.01 - 400,000.00               4      $  1,565,639.55           0.37        670      73.04       11.04     100.00
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
FICO                              Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                    3      $    114,991.06           0.03         NA      86.66       10.85      70.30
1 - 550                             526      $ 13,595,456.01           3.18        504      72.48       12.68      94.69
551 - 575                           171      $  4,681,658.44           1.10        562      73.74       12.45      92.56
576 - 600                           632      $ 22,520,501.66           5.27        590      94.72       11.41      99.01
601 - 625                         1,027      $ 41,425,249.27           9.70        614      95.91       11.15      98.77
626 - 650                         1,235      $ 54,861,002.40          12.84        639      94.63       10.85      95.22
651 - 675                         1,460      $ 69,596,626.17          16.29        663      94.32       10.50      93.13
676 - 700                         1,393      $ 71,513,477.99          16.74        688      94.34       10.06      89.85
701 - 725                         1,105      $ 56,697,898.62          13.27        712      94.42        9.85      85.82
726 - 750                           868      $ 42,589,981.07           9.97        738      94.71        9.64      82.17
751 - 775                           604      $ 28,667,827.11           6.71        762      94.15        9.42      79.32
776 - 800                           372      $ 17,689,006.56           4.14        786      91.96        9.11      80.71
801 - 825                            82      $  3,282,165.21           0.77        807      87.40        9.08      74.99
826 >=                                1      $     15,928.51             --        835      74.64        8.25     100.00
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

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--------------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2005-5

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Original Term                     Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
<= 60                                41      $     45,863.94           0.01        566      73.08       13.49      77.47
61 - 120                             91      $  1,307,109.99           0.31        619      74.87       11.21      96.00
121 - 180                         7,015      $316,897,023.33          74.17        673      93.84       10.51      90.80
181 - 240                           854      $ 34,815,918.88           8.15        652      92.40       10.73      97.88
241 - 300                             2      $     52,188.31           0.01        680      94.45       14.52     100.00
301 - 360                         1,476      $ 74,133,665.63          17.35        701      92.93        9.52      83.34
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Remaining Term                    Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
<= 60                                44      $     62,142.05           0.01        564      69.32       13.30      83.37
61 - 120                            115      $  1,929,497.41           0.45        615      76.99       11.62      97.29
121 - 180                         6,995      $316,417,157.96          74.06        673      93.87       10.51      90.79
181 - 240                           849      $ 34,709,307.03           8.12        652      92.40       10.72      97.87
301 - 360                         1,476      $ 74,133,665.63          17.35        701      92.93        9.52      83.34
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Property Type                     Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
2-4 Family                          637      $ 37,248,152.19           8.72        694      91.37       10.60      76.68
Condo                               932      $ 40,750,241.42           9.54        695      94.77       10.13      83.17
Co-op                                13      $    413,089.40           0.10        695      90.64        9.64      83.55
Manufactured Housing                 36      $    738,992.21           0.17        639      75.09       11.37     100.00
PUD                               1,819      $ 88,826,756.78          20.79        677      95.07       10.38      89.40
Row House                             1      $     19,772.60             --        612      58.89       13.15         --
Single Family Residence           5,985      $256,732,334.87          60.09        670      93.13       10.36      93.32
Town House                           56      $  2,522,430.61           0.59        680      93.90       10.29      95.90
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Occupancy Status                  Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
Investment                        1,031      $ 34,846,455.24           8.16        712      88.23       11.51         --
Primary                           8,276      $384,959,845.95          90.10        672      94.05       10.25     100.00
Secondary                           172      $  7,445,468.89           1.74        707      89.76       10.67         --
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

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--------------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2005-5

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Purpose                           Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
Purchase                          7,460      $339,368,701.46          79.43        681      95.09       10.38      88.92
Refinance - Cash Out              1,678      $ 76,258,192.88          17.85        656      87.20       10.29      95.31
Refinance - Rate/Term               341      $ 11,624,875.74           2.72        664      88.71       10.28      90.33
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Combined LTV - Given              Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
<= 50.00                            308      $  8,563,155.24           2.00        649      41.63       11.15      87.75
50.01 - 60.00                       325      $ 10,613,728.55           2.48        626      55.13       11.54      90.11
60.01 - 70.00                       278      $  8,177,498.73           1.91        630      65.08       11.58      90.90
70.01 - 80.00                       426      $ 17,378,590.45           4.07        654      76.60       10.47      81.00
80.01 - 90.00                     1,708      $ 66,991,059.16          15.68        685      88.54       10.14      70.43
90.01 - 95.00                     1,306      $ 59,231,567.75          13.86        698      94.62       10.37      75.77
95.01 - 100.00                    5,128      $256,296,170.20          59.99        675      99.92       10.30      99.22
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
State                             Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
California                        1,213      $ 92,486,955.84          21.65        684      91.34       10.03      90.44
Florida                             990      $ 42,002,226.06           9.83        673      93.44       10.66      83.52
Arizona                             780      $ 32,768,031.09           7.67        668      94.64       10.56      87.47
New York                            394      $ 25,973,486.07           6.08        691      89.56       10.02      89.67
Virginia                            464      $ 24,750,472.99           5.79        680      95.67       10.78      94.24
Texas                               747      $ 22,782,305.98           5.33        668      95.10       10.04      94.97
New Jersey                          415      $ 21,482,877.11           5.03        692      93.34       10.48      89.47
Colorado                            420      $ 16,964,236.51           3.97        675      97.11       10.85      79.49
Maryland                            290      $ 15,900,226.57           3.72        678      96.01       10.46      97.28
Nevada                              295      $ 15,675,503.07           3.67        687      93.90       10.00      84.80
Illinois                            354      $ 13,978,086.58           3.27        670      96.22       10.57      91.17
Washington                          238      $ 10,377,873.24           2.43        668      93.77       10.48      95.57
Massachusetts                       162      $  8,451,205.79           1.98        694      93.59        9.83      93.09
Georgia                             242      $  7,563,199.63           1.77        642      92.84       11.42      89.95
Oregon                              187      $  7,115,556.50           1.67        664      91.42       10.23      94.91
Other                             2,288      $ 68,979,527.05          16.14        665      94.27       10.42      92.44
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

HEMT                        HOME EQUITY MORTGAGE TRUST
--------------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2005-5

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Documentation Type                Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
Full/Alt                          4,712      $181,426,472.89          42.46        659      94.16        9.95      95.28
NINA                                475      $ 24,018,965.10           5.62        689      85.29       11.23      81.31
Reduced                           3,134      $164,965,471.89          38.61        693      94.49       10.45      86.64
Stated/Stated                     1,158      $ 56,840,860.20          13.30        677      92.04       11.04      87.36
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Current Rate                      Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                         3      $    126,952.90           0.03        756      84.79        5.95      47.06
6.001 - 6.500                       105      $  4,748,712.68           1.11        744      95.84        6.39      99.33
6.501 - 7.000                       115      $  4,522,418.14           1.06        747      93.40        6.89     100.00
7.001 - 7.500                       242      $ 11,577,284.89           2.71        739      93.27        7.37      98.21
7.501 - 8.000                       406      $ 19,715,565.03           4.61        720      91.28        7.84      97.59
8.001 - 8.500                       469      $ 23,750,176.99           5.56        714      91.95        8.34      96.34
8.501 - 9.000                       745      $ 35,519,607.41           8.31        705      93.21        8.86      94.43
9.001 - 9.500                       733      $ 36,657,182.20           8.58        692      95.34        9.36      92.96
9.501 - 10.000                    1,133      $ 57,120,926.99          13.37        681      95.98        9.88      93.07
10.001 - 10.500                     920      $ 50,150,715.34          11.74        680      95.73       10.37      91.71
10.501 - 11.000                   1,182      $ 55,572,883.02          13.01        652      95.82       10.88      90.96
11.001 - 11.500                     840      $ 35,778,352.87           8.37        638      95.61       11.37      90.44
11.501 - 12.000                     659      $ 28,822,906.68           6.75        655      93.53       11.86      83.33
12.001 - 12.500                     426      $ 18,448,316.31           4.32        661      90.58       12.40      83.88
12.501 - 13.000                     348      $ 12,132,109.01           2.84        647      87.32       12.84      80.60
13.001 - 13.500                     452      $ 17,170,705.50           4.02        677      91.53       13.28      57.21
13.501 - 14.000                     415      $  9,275,413.50           2.17        599      74.55       13.91      82.40
14.001 - 14.500                     214      $  4,719,932.46           1.10        594      76.73       14.40      91.36
14.501 - 15.000                      52      $  1,030,617.00           0.24        557      78.07       14.86     100.00
15.001 - 15.500                      16      $    296,393.86           0.07        585      78.36       15.31     100.00
15.501 - 16.000                       3      $    104,975.45           0.02        548      66.73       15.75     100.00
16.001 - 16.500                       1      $      9,621.85             --        584      96.26       16.50     100.00
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Interest Only                     Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
Yes                                 101      $  9,287,172.81           2.17        711      93.54        9.82      80.39
No                                9,378      $417,964,597.27          97.83        675      93.50       10.37      90.32
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

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--------------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2005-5

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Interest Only Period              Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
0                                 9,378      $417,964,597.27          97.83        675      93.50       10.37      90.32
60                                   15      $    934,402.56           0.22        689      94.59       10.29      91.93
120                                  86      $  8,352,770.25           1.95        714      93.42        9.76      79.10
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Rate Ceiling                      Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,870      $400,757,463.52          93.80        673      93.29       10.50      90.16
11.001 - 12.000                       2      $     67,213.27           0.02        725      75.74        5.91         --
12.001 - 13.000                     106      $  4,240,711.64           0.99        742      98.62        6.50      99.25
13.001 - 14.000                     173      $  8,054,775.20           1.89        742      97.21        7.56      95.50
14.001 - 15.000                     138      $  5,965,788.86           1.40        715      95.30        8.58      89.69
15.001 - 16.000                     126      $  5,507,530.18           1.29        692      97.26        9.47      83.89
16.001 - 17.000                      54      $  2,286,888.74           0.54        675      95.33       10.50      74.74
17.001 - 18.000                       7      $    226,559.86           0.05        692      93.07       11.34      31.61
18.001 - 19.000                       3      $    144,838.81           0.03        666      89.98       12.13         --
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Rate Floor                        Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
2.750                               608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Margin                            Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
2.750                               608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Orig Rate Adj Period              Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
60                                  608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

HEMT                        HOME EQUITY MORTGAGE TRUST
--------------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2005-5

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Initial Rate Cap                  Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
6.000                               608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Periodic Rate Cap                 Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
2.000                               608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Life Cap                          Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
NA                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
6.000                               608      $ 26,494,142.68           6.20        719      96.72        8.32      89.28
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================

                                                                       % of
                                 Number            Aggregate       Loans by   Weighted   Weighted    Weighted
                                     of            Scheduled      Scheduled    Average    Average     Average    % Owner
Index Type                        Loans              Balance        Balance       FICO  Comb. LTV      Coupon   Occupied
------------------------------------------------------------------------------------------------------------------------
1YLB                                605      $ 26,403,371.17           6.18        719      96.71        8.33      89.24
1YTM                                  3      $     90,771.51           0.02        720      100.00       7.51     100.00
FX                                8,871      $400,757,627.40          93.80        673      93.29       10.50      90.16
------------------------------------------------------------------------------------------------------------------------
Total:                            9,479      $427,251,770.08         100.00        676      93.50       10.36      90.10
========================================================================================================================


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